                                                                   Exhibit 99.15


                              FOR IMMEDIATE RELEASE

                                JOHNSON & JOHNSON
                            EXCLUDING SPECIAL CHARGES
                  2001 THIRD QUARTER NET EARNINGS ROSE 17.4%
                              SALES INCREASED 10.8%
                                 EPS ROSE 16.3%

      New Brunswick, NJ (October 16, 2001) -- Johnson & Johnson today announced sales of $8.2 billion and net earnings of $1.5 billion for the third quarter of 2001, increases of 10.8% and 15.6%, respectively, over third quarter 2000 results. Diluted earnings per share for the third quarter were $.49, up 14.0% from the same period in 2000. Excluding the impact of negative currency, worldwide sales increased 13.0%. Domestic sales were up 13.7%, while international sales increased 11.9% on an operational basis.

      Excluding special charges of $ 24 million after-tax, related to the ALZA merger completed on June 22, 2001, earnings per share for the third quarter were $.50, an increase of 16.3% as compared to the same period in 2000.

      "I am particularly pleased with our double-digit growth in both sales and earnings as these results reflect the strength and vitality of each of our business segments. Double-digit operational sales growth also was achieved in all geographic areas," said Ralph S. Larsen, Chairman and Chief Executive Officer. In addition, Mr. Larsen said, "Of particular note is our ability to achieve these results while intensifying our investment in research and development."

      Worldwide Pharmaceutical sales of $3.7 billion for the quarter resulted in an operational increase of 17.4% over the same period in 2000. Domestic sales increased 17.7%. International sales increased operationally 16.9% but were offset by a negative currency impact of 4.1%. Worldwide reported sales growth including a 1.3% negative currency impact was 16.1%.

       Sales growth reflects the strong performance of PROCRIT/EPREX, for the treatment of anemia; DURAGESIC, a transdermal patch for chronic pain; REMICADE, for the treatment of rheumatoid arthritis and Crohn's disease; TOPAMAX, an antiepileptic, and ACIPHEX/PARIET, a proton pump inhibitor for gastrointestinal disorders.

      During the quarter, the Company received U.S. Food and Drug Administration
(FDA) approval for ULTRACET (37.5 mg tramadol hydrochloride/325 mg acetaminophen tablets), a new centrally acting prescription pain medicine for the short-term management of acute pain. ULTRACET combines ULTRAM (tramadol hydrochloride), a leading prescription pain reliever, with acetaminophen, the most commonly recommended nonprescription pain treatment. Clinical trials demonstrate that the combination offers better pain relief over either medication alone. The Company also received FDA approval for TOPAMAX (topiramate) tablets and sprinkle capsules as adjunctive treatment for seizures associated with Lennox-Gastaut Syndrome, a severe form of epilepsy. Studies have shown that TOPAMAX, when used in conjunction with other anti-epileptics, can significantly reduce both the severity and number of serious seizures.

      Worldwide sales for the Medical Devices and Diagnostics segment were $2.8 billion in the third quarter of 2001, which represented an increase of 11.9% in local currency as compared to the same period in 2000. Domestic sales were up 13.7%, while international sales increased 9.8% on an operational basis. Worldwide sales gains including the negative impact of currency were reported at 9.3%. The primary contributors to the segment's growth were the Cordis circulatory disease management products; DePuy's orthopaedic joint reconstruction and spinal products; LifeScan's blood glucose monitoring products; Ethicon's wound closure, surgical sports medicine and women's health products; and Ethicon Endo-Surgery's minimally invasive surgical products.

      During the quarter, Cordis received approval in Japan for its Bx VELOCITY coronary stent. The stent will be fully reimbursed and is expected to be launched in the fourth quarter. In addition, Ortho-Clinical Diagnostics received Premarket Approval (PMA) from the FDA for a diagnostic test to detect the immunoglobulin G antibody to the hepatitis C virus. The test significantly reduces the amount of time to obtain results versus current testing protocols.

      Worldwide Consumer sales for the third quarter of 2001 were $1.8 billion, an operational increase of 6.2% versus the same period a year ago. Domestic sales increased by 4.8%. International sales gains in local currency of 7.8% were largely offset by negative currency, resulting in a reported worldwide sales increase of 1.3%. Consumer sales experienced strong growth in NEUTROGENA and AVEENO skin care products, the JOHNSON'S line of baby skin care products, as well as solid growth in external sanitary protection napkins and liners.

        During the quarter, McNeil Nutritionals acquired the Viactiva nutritional supplements business from Mead Johnson Nutritionals. Best known for Viactiv Soft Calcium Chews, the business provides an established entry into the calcium supplement category and is an excellent fit with McNeil's expanding portfolio of nutritional brands.

      Johnson & Johnson, with approximately 100,000 employees, is the world's most comprehensive and broadly based manufacturer of health care products, as well as a provider of related services, for the consumer, pharmaceutical and medical devices and diagnostics markets. Johnson & Johnson has 195 operating companies in 51 countries around the world, selling products in more than 175 countries. For more information on Johnson & Johnson, please visit the company's website at http://www.jnj.com.

                                NOTE TO INVESTORS

      Johnson & Johnson will conduct a conference call with financial analysts to discuss this news release today at 8:30 a.m., Eastern Standard Time. A simultaneous webcast of the call for interested investors and others may be accessed by visiting the Johnson & Johnson website at www.jnj.com. A replay will be available two hours after the live webcast by visiting the Johnson & Johnson website at www.jnj.com and clicking on "Webcast Archives" in the Investor Relations section.

(This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from the Company's expectations and projections. Risks and uncertainties include general industry conditions and competition; economic conditions, such as interest rate and currency exchange rate fluctuations; technological advances and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approvals; domestic and foreign health care reforms and governmental laws and regulations; and trends toward health care cost containment. A further list and description of these risks, uncertainties and other factors can be found in Exhibit 99(b) of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000. Copies of this Form 10-K are available online at www.sec.gov or on request from the Company. The Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments.)

JOHNSON & JOHNSON AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF EARNINGS


(Unaudited; in Millions Except Per Share Figures)                       THIRD QUARTER
-------------------------------------------------                       -------------

                                                                2001                    2000
                                                                ----                    ----               Percent
                                                                    PERCENT                   Percent      Increase
                                                         AMOUNT    TO SALES        Amount    to Sales     (Decrease)
                                                         ------    --------        ------    --------     ----------
SALES TO CUSTOMERS                                     $  8,238       100.0      $  7,438       100.0           10.8
                                                       --------       -----      --------       -----           ----
Cost of products sold                                     2,385        29.0         2,191        29.5            8.9
Selling, marketing and administrative expenses            2,894        35.1         2,767        37.2            4.6
Research expense                                            899        10.9           739         9.9           21.7
Interest (income)expense, net                               (67)       (0.8)          (79)       (1.1)
Other (income)expense, net                                   19         0.2           (14)       (0.2)
                                                       --------       -----      --------       -----           ----
                                                          6,130        74.4         5,604        75.3            9.4
                                                       --------       -----      --------       -----           ----
Earnings before provision for taxes on income             2,108        25.6         1,834        24.7           14.9
Provision for taxes on income                               579         7.0           511         6.9           13.3
                                                       --------       -----      --------       -----           ----
NET EARNINGS                                           $  1,529        18.6      $  1,323        17.8           15.6
                                                       ========        ====      ========        ====           ====


NET EARNINGS PER SHARE  (DILUTED)                         $0.49                     $0.43                       14.0

AVERAGE SHARES OUTSTANDING  (DILUTED)                   3,110.9                   3,113.4

EFFECTIVE TAX RATE                                         27.5%                     27.9%



EARNINGS EXCLUDING SPECIAL CHARGES:
     EARNINGS BEFORE PROVISION FOR TAXES ON INCOME     $  2,146        26.1      $  1,834        24.7           17.0
     NET EARNINGS                                      $  1,553        18.9      $  1,323        17.8           17.4
     NET EARNINGS PER SHARE  (DILUTED)                 $   0.50                  $   0.43                       16.3
     EFFECTIVE TAX RATE                                    27.6%                     27.9%

JOHNSON & JOHNSON AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF EARNINGS


(Unaudited; in Millions Except Per Share Figures)                            NINE MONTHS
-------------------------------------------------                            -----------

                                                                  2001                       2000
                                                                  ----                       ----             Percent
                                                                       PERCENT                    Percent     Increase
                                                            AMOUNT    TO SALES         Amount    to Sales    (Decrease)
                                                            ------    --------         ------    --------    ----------
SALES TO CUSTOMERS                                        $ 24,601       100.0       $ 22,548       100.0           9.1
                                                          --------       -----       --------       -----          ----
Cost of products sold                                        7,047        28.7          6,694        29.7           5.3
Selling, marketing and administrative expenses               8,712        35.4          8,275        36.7           5.3
Research expense                                             2,487        10.1          2,129         9.4          16.8
Interest (income)expense, net                                 (229)       (0.9)          (136)       (0.6)
Other (income)expense, net                                     130         0.5            (75)       (0.3)
                                                          --------       -----       --------       -----          ----
                                                            18,147        73.8         16,887        74.9           7.5
                                                          --------       -----       --------       -----          ----
Earnings before provision for taxes on income                6,454        26.2          5,661        25.1          14.0
Provision for taxes on income                                1,891         7.7          1,644         7.3          15.0
                                                          --------       -----       --------       -----          ----
NET EARNINGS                                              $  4,563        18.5       $  4,017        17.8          13.6
                                                          ========       =====       ========       =====          ====


NET EARNINGS PER SHARE       (DILUTED)                    $   1.48                   $   1.31                      13.0

AVERAGE SHARES OUTSTANDING  (DILUTED)                      3,096.5                    3,096.2

EFFECTIVE TAX RATE                                           29.3%                      29.0%



EARNINGS EXCLUDING SPECIAL CHARGES:
     EARNINGS BEFORE PROVISION FOR TAXES ON INCOME        $  6,601        26.8       $  5,661        25.1          16.6
     NET EARNINGS                                         $  4,689        19.1       $  4,017        17.8          16.7
     NET EARNINGS PER SHARE  (DILUTED)                    $   1.52                   $   1.31                      16.0
     EFFECTIVE TAX RATE                                       29.0%                      29.0%

JOHNSON & JOHNSON AND SUBSIDIARIES
-----------------------------------------------------------------------------------------------------------------------------------
SUPPLEMENTARY SALES DATA

-----------------------------------------------------------------------------------------------------------------------------------
(Unaudited; Dollars in Millions)              THIRD QUARTER                                        NINE MONTHS
------------------------------------------------------------------------------------------------------------------------------------
                                                        Percent Change                                     Percent Change
------------------------------------------------------------------------------------------------------------------------------------
                             2001       2000     Total  Operations   Currency    2001      2000     Total    Operations   Currency
------------------------------------------------------------------------------------------------------------------------------------
SALES TO CUSTOMERS BY
SEGMENT OF BUSINESS

Consumer

    Domestic               $   984       939      4.8%     4.8          --     $ 2,851     2,784      2.4%        2.4        --
    International              793       783      1.3      7.8        (6.5)      2,395     2,397     (0.1)        7.4      (7.5)
------------------------------------------------------------------------------------------------------------------------------------
                             1,777     1,722      3.2      6.2        (3.0)      5,246     5,181      1.3         4.7      (3.4)
====================================================================================================================================
Pharmaceutical

    Domestic                 2,511     2,134     17.7     17.7          --       7,590     6,487     17.0        17.0        --
    International            1,166     1,034     12.8     16.9        (4.1)      3,442     3,227      6.7        12.8      (6.1)
------------------------------------------------------------------------------------------------------------------------------------
                             3,677     3,168     16.1     17.4        (1.3)     11,032     9,714     13.6        15.6      (2.0)
====================================================================================================================================

Med Device & Diagnostics

    Domestic                 1,580     1,390     13.7     13.7          --       4,591     4,061     13.1        13.1        --
    International            1,204     1,158      4.0      9.8        (5.8)      3,732     3,592      3.9        11.9      (8.0)
------------------------------------------------------------------------------------------------------------------------------------
                             2,784     2,548      9.3     11.9        (2.6)      8,323     7,653      8.8        12.5      (3.7)
====================================================================================================================================

Domestic                     5,075     4,463     13.7     13.7          --      15,032    13,332     12.8        12.8        --
International                3,163     2,975      6.3     11.9        (5.6)      9,569     9,216      3.8        11.3      (7.5)
------------------------------------------------------------------------------------------------------------------------------------
Worldwide                  $ 8,238     7,438     10.8%    13.0        (2.2)    $24,601    22,548      9.1%       12.2      (3.1)
====================================================================================================================================

JOHNSON & JOHNSON AND SUBSIDIARIES
------------------------------------------------------------------------------------------------------------------------------------
SUPPLEMENTARY SALES DATA

------------------------------------------------------------------------------------------------------------------------------------
(Unaudited; Dollars in Millions)      THIRD QUARTER                                         NINE MONTHS
------------------------------------------------------------------------------------------------------------------------------------
                                                        Percent Change                                        Percent Change
                                 ---------------------------------------------------------------------------------------------------
                                   2001      2000    Total   Operations Currency    2001    2000     Total     Operations   Currency
                                 ---------------------------------------------------------------------------------------------------
SALES TO CUSTOMERS BY
GEOGRAPHIC AREA

Domestic                          $ 5,075     4,463   13.7 %    13.7        --   $ 15,032   13,332    12.8 %       12.8         --
----------------------------------------------------------------------------------------------------------------------------------

Europe                              1,654     1,496   10.6      12.2      (1.6)     5,121    4,839     5.8         11.5       (5.7)
Western Hemisphere excluding U.S.     533       530    0.6      10.7     (10.1)     1,594    1,553     2.6         10.4       (7.8)
Asia-Pacific, Africa                  976       949    2.8      12.3      (9.5)     2,854    2,824     1.1         11.4      (10.3)
----------------------------------------------------------------------------------------------------------------------------------
International                       3,163     2,975    6.3      11.9      (5.6)     9,569    9,216     3.8         11.3       (7.5)
----------------------------------------------------------------------------------------------------------------------------------

Worldwide                         $ 8,238     7,438   10.8 %    13.0      (2.2)  $ 24,601   22,548     9.1 %       12.2       (3.1)
==================================================================================================================================